News Release Questar Corporation 333 South State Street P.O. Box 45433 Salt Lake City, UT 84145-0433

Exhibit 99.1

July 25, 2012
(N)
NYSE:STR
12-___

Contact:    Tony Ivins
Business:    (801) 324-5218
Media:        Chad Jones
Business:    (801) 324-5495

QUESTAR REPORTS SECOND-QUARTER 2012 NET INCOME OF $39.2 MILLION
Wexpro grew investment base by 9%, production by 23%
2012 earnings guidance maintained

SALT LAKE CITY - Questar Corporation (NYSE:STR) reported second-quarter net income of $39.2 million, or $0.22 per diluted share compared to second-quarter 2011 net income of $40.3 million, or $0.22 per diluted share. Earnings before interest, taxes, depreciation and amortization (EBITDA) for the quarter were $121.2 million compared to $115.9 million in the year-ago period. Return on average common equity (ROE) was 19.7% for the 12 months ended June 30, 2012, compared to 19.4% in the year-ago period.

NET INCOME (LOSS) BY SUBSIDIARY

	3 Months Ended June 30,
	2012	2011	Change
	(in millions, except earnings per share)
Questar Gas	$(2.3)	$0.4	$(2.7)	NM
Wexpro	25.8	23.7	2.1	9%
Questar Pipeline	16.1	16.6	(0.5)	(3%)
Corporate and other	(0.4)	(0.4)	—	—
Total	$39.2	$40.3	$(1.1)	(3%)
Earnings per diluted share	$0.22	$0.22	$—	—
Average diluted shares	178.3	178.8	(0.5)	—

EBITDA BY SUBSIDIARY(a)

	3 Months Ended June 30,
	2012	2011	Change
	(in millions)
Questar Gas	$14.5	$17.9	$(3.4)	(19%)
Wexpro	59.6	52.2	7.4	14%
Questar Pipeline	45.4	45.6	(0.2)	—
Corporate and other	1.7	0.2	1.5	NM
Total	$121.2	$115.9	$5.3	5%
(a) Management defines EBITDA as net income (loss) before gains and losses from asset sales, interest expense, depreciation, depletion and amortization, abandonments and impairments, other special items and income taxes. See computations on page 12.

"Questar’s businesses all performed in line with our expectations for the second quarter,” said Ronald W. Jibson, Questar chairman, president and CEO. “Net income dipped slightly to $39.2 million compared to the 2011 period, but for the year-to-date, net income was 4% higher than in 2011. We generated more than $121 million of EBITDA in the second quarter, a 5% increase over the same quarter in 2011. Individually, Questar Gas posted a small seasonal loss, which is typical in the second quarter. Wexpro’s net income rose by 9% while Questar Pipeline’s income was comparable to 2011. In spite of headwinds, such as lower natural gas and liquids prices, higher pension costs and property taxes, we remain on track to meet our 2012 earnings guidance of $1.15 to $1.19 per diluted share.”
Other second-quarter 2012 highlights include:

•	Questar Gas's investment in its feeder-line replacement program was $19.9 million in the quarter compared to $14.5 million in the prior-year quarter.

•	Wexpro grew its average investment base over the past 12 months by 9% to $484.4 million, up from $446.4 million last year.

•	Wexpro's production grew by 23% in the second quarter compared to the year ago period, lowering cost-of-service gas costs to Questar Gas customers.

•
Questar's consolidated net cash flow from operating activities before working capital changes increased $13.5 million to $271.6 million in the first half of 2012 compared to the 2011 period, due to higher net income, depreciation and deferred taxes.

•	Questar spent $52.2 million to repurchase an additional 2.62 million shares of its common stock in the quarter, in accordance with the plan to accelerate repurchases through the remainder of 2012.
 Questar Gas
Questar Gas reported a seasonal loss of $2.3 million, typical for the second quarter, and generated $14.5 million of EBITDA compared to net income of $0.4 million and EBITDA of $17.9 million for the second quarter of 2011. On a financial basis, Questar Gas earned a 9.9% ROE for the 12 months ended June 30, 2012. Changes in Questar Gas margin (revenues less cost of gas sold) are summarized in the following table:

CHANGE IN QUESTAR GAS MARGIN

3 Months Ended June 30, 2012 vs 2011
(in millions)
Customer growth	$0.5
Demand-side-management cost recovery	0.4
Recovery of gas-cost portion of bad-debt costs	(0.9)
Feeder-line cost recovery	0.8
Other	(0.3)
Increase	$0.5

As of June 30, 2012, Questar Gas served over 924,000 customers, an increase of over 10,000 customers, or 1.2% from the same time last year, a slightly higher growth rate than recent years. New customers increased margin by about $0.5 million for the quarter. Changes in margin from demand-side-management (DSM) cost-recovery revenues are offset by equivalent changes in the program's expenses. Bad debt costs decreased $1.1 million in the second quarter of 2012 compared to the second quarter of 2011. Combined operating and maintenance (O&M) and general and administrative (G&A) expenses, excluding DSM costs, were $71 per customer for the six months ended June 30, 2012, the same as a year earlier.
Questar Gas continues to pursue its multi-year feeder-line and infrastructure-replacement and upgrade program, maintaining its focus on system-wide safety and reliability by the proactive replacement of aging high-pressure, large-diameter steel pipe. In the first half of 2012, Questar Gas spent $36 million to replace this pipe and expects to spend about $55 million on the replacement program this year. An infrastructure-cost-tracking mechanism for the replacement program, approved by Utah regulators in 2010, insures timely inclusion of related expenditures into rate base. Questar Gas recognized about $3 million of increased margin due to this program in the first half of 2012.
Wexpro
Wexpro grew second-quarter 2012 net income to $25.8 million, an increase of 9% from $23.7 million in the second quarter of 2011. Wexpro generated $59.6 million of EBITDA in the current quarter, 14% higher than the prior year period, driven by a growing investment base. It earned a 19.9% after-tax return on average investment base for the 12 months ended June 30, 2012. Wexpro’s investment base was $517.7 million at quarter-end. It produced about 55 billion cubic feet (Bcf) of cost-of-service gas in the 12 months ended June 30, 2012, compared to about 50 Bcf for the 12 months ended June 30, 2011. In addition, Wexpro increased natural gas liquids (NGL) and oil revenues by 18% in the quarter compared to the same period in 2011. These revenues are shared with Questar Gas customers, thereby benefitting both customers and shareholders. Under a long-standing agreement with the states of Utah and Wyoming, Wexpro recovers its costs and earns an unlevered after-tax return of about 20% on its average investment base. Wexpro’s natural gas production currently provides over half of the utility's annual gas-supply requirements. A summary of changes in Wexpro's investment base is provided below:

CHANGE IN WEXPRO INVESTMENT BASE

12 Months Ended
June 30, 2012
(in millions)
Beginning investment base	$443.5
Successful development wells	171.7
Depreciation, depletion and amortization	(67.2)
Change in deferred taxes	(30.3)
Ending Investment Base	$517.7

Questar Pipeline
Questar Pipeline’s second-quarter 2012 net income was $16.1 million, down 3% from $16.6 million in the second quarter of 2011. Questar Pipeline generated $45.4 million of EBITDA in the 2012 quarter and earned an 11.4% ROE for the 12 months ended June 30, 2012. The drop in net income was primarily due to lower NGL revenues and higher depreciation costs. NGL revenues were down 18% in the second quarter of 2012 compared to the prior-year period, reflecting lower NGL prices that more than offset higher NGL sales volumes. Questar

Pipeline's combined O&M and G&A costs were down 1.4% for the recent quarter when compared to the same quarter in 2011. O&M and G&A expenses for the second quarter of 2012 totaled $0.10 per decatherm transported, about $0.01 lower than the second quarter of 2011. A summary of changes in Questar Pipeline revenues is provided below:

CHANGE IN QUESTAR PIPELINE REVENUES

3 Months Ended June 30, 2012 vs 2011
(in millions)
Transportation	$(0.4)
Storage	0.1
NGL sales - transportation	(0.3)
NGL sales - field services	(0.6)
Gathering and processing	0.3
Other	0.1
Decrease	$(0.8)

At June 30, 2012, Questar Pipeline held net firm-transportation contracts totaling 4,969 thousand decatherms (Mdth) per day, essentially unchanged from 4,987 Mdth per day at June 30, 2011. The modest decrease in transportation revenues was from lower interruptible transportation and expired contracts.
Share repurchases accelerated
During the second quarter of 2012, Questar repurchased an additional 2.62 million shares of its common stock for about $52.2 million, an average of $19.96 per share. In total, the company has repurchased about 2.98 million shares at a total cost of $59.2 million, averaging $19.91 per share under the program, which is authorized to repurchase up to $100 million of common stock through the end of 2012. The goal of the repurchase program is to bring the outstanding share count to about 175 million shares. The share count as of June 30, 2012, was about 175.7 million shares.
2012 earnings guidance maintained
Questar management reaffirms current guidance that earnings could range from $1.15 to $1.19 per diluted share. “In spite of some headwinds, we are confident in our current guidance range,” Jibson said. “Wexpro’s investment base, production and earnings continue to grow. Improving customer growth and the feeder-line replacement program will enable Questar Gas to continue growing rate base and earnings over the coming years. Questar Pipeline and Wexpro cash flow will continue to support Questar's expenditure priorities of investing in our businesses, dividend growth and the share repurchase program.”
Second-Quarter 2012 earnings teleconference
Questar management will discuss second-quarter 2012 results and the outlook for the remainder of 2012 in a conference call with investors Thursday, July 26, beginning at 9:30 a.m. ET. The call can be accessed on the company website at www.questar.com.

About Questar Corporation

Questar is a Rockies-based integrated natural gas company with an enterprise value of about $4.7 billion, operating through three principal subsidiaries:

•	Questar Gas provides retail natural gas distribution in Utah, Wyoming and Idaho;

•	Wexpro develops and produces natural gas on behalf of Questar Gas; and

•	Questar Pipeline operates interstate natural gas pipelines and storage facilities in the western U.S. and provides other energy services.

Forward-Looking Statements

This document may contain or incorporate by reference information that includes or is based upon "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Any or all forward-looking statements may turn out to be wrong. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to the following:

•	general economic conditions, including the performance of financial markets and interest rates;

•	changes in energy commodity prices;

•	changes in industry trends;

•	changes in laws or regulations; and

•	other factors, most of which are beyond Questar's control.

Questar undertakes no obligation to publicly correct or update the forward-looking statements in this document, in other documents, or on the website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

# # #

For more information, visit Questar's website at www.questar.com

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended		6 Months Ended		12 Months Ended
	June 30,		June 30,		June 30,
	2012	2011	2012	2011	2012	2011
	(in millions, except per-share amounts)
REVENUES
Questar Gas	$130.2	$164.0	$496.2	$577.9	$883.8	$970.4
Wexpro	8.1	8.4	17.3	16.2	32.6	30.3
Questar Pipeline	50.1	50.5	100.6	98.8	199.2	200.1
Total Revenues	188.4	222.9	614.1	692.9	1,115.6	1,200.8

OPERATING EXPENSES
Cost of sales (excluding operating expenses shown separately)	(11.5)	31.2	141.2	241.1	221.6	345.3
Operating and maintenance	39.7	39.8	96.4	91.2	181.1	175.9
General and administrative	29.9	26.2	59.0	59.2	117.7	116.5
Production and other taxes	12.6	13.1	26.9	26.7	52.7	49.5
Depreciation, depletion and amortization	45.5	38.9	89.7	78.3	171.3	155.4
Total Operating Expenses	116.2	149.2	413.2	496.5	744.4	842.6
Net gain from asset sales	0.4	—	2.6	0.1	2.7	0.5
OPERATING INCOME	72.6	73.7	203.5	196.5	373.9	358.7
Interest and other income	2.6	2.3	4.0	5.2	9.2	11.5
Income from unconsolidated affiliate	0.9	1.0	1.8	1.9	3.7	3.8
Interest expense	(15.1)	(14.8)	(29.8)	(30.8)	(55.8)	(59.6)
INCOME BEFORE INCOME TAXES	61.0	62.2	179.5	172.8	331.0	314.4
Income taxes	(21.8)	(21.9)	(65.1)	(62.6)	(118.9)	(112.8)
NET INCOME	$39.2	$40.3	$114.4	$110.2	$212.1	$201.6

EARNINGS PER COMMMON SHARE
Basic	$0.22	$0.22	$0.64	$0.62	$1.19	$1.13
Diluted	$0.22	$0.22	$0.64	$0.62	$1.19	$1.13

Weighted-average common shares outstanding
Used in basic calculation	177.2	177.5	177.8	177.2	177.7	177.0
Used in diluted calculation	178.3	178.8	178.9	178.7	178.9	179.0
Dividends per common share	$0.1625	$0.1525	$0.325	$0.305	$0.64	$0.585

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)

	3 Months Ended		6 Months Ended		12 Months Ended
	June 30,		June 30,		June 30,
	2012	2011	2012	2011	2012	2011
	(in millions)
Revenues from Unaffiliated Customers
Questar Gas	$130.2	$164.0	$496.2	$577.9	$883.8	$970.4
Wexpro	8.1	8.4	17.3	16.2	32.6	30.3
Questar Pipeline	50.1	50.5	100.6	98.8	199.2	200.1
Total	$188.4	$222.9	$614.1	$692.9	$1,115.6	$1,200.8

Revenues from Affiliated Companies
Questar Gas	$1.0	$1.0	$1.8	$1.8	$3.3	$2.5
Wexpro	69.6	61.1	135.3	122.0	266.9	241.5
Questar Pipeline	18.3	18.7	36.8	37.3	73.9	74.0
Total	$88.9	$80.8	$173.9	$161.1	$344.1	$318.0

Operating Income
Questar Gas	$1.5	$5.7	$63.3	$64.5	$92.9	$93.4
Wexpro	39.7	36.1	76.9	70.6	152.0	138.2
Questar Pipeline	30.8	31.7	62.6	61.0	127.5	127.0
Corporate and other	0.6	0.2	0.7	0.4	1.5	0.1
Total	$72.6	$73.7	$203.5	$196.5	$373.9	$358.7

Net Income (Loss)
Questar Gas	$(2.3)	$0.4	$32.6	$33.8	$44.9	$46.8
Wexpro	25.8	23.7	50.1	46.0	99.3	90.9
Questar Pipeline	16.1	16.6	32.7	31.9	68.7	66.2
Corporate and other	(0.4)	(0.4)	(1.0)	(1.5)	(0.8)	(2.3)
Total	$39.2	$40.3	$114.4	$110.2	$212.1	$201.6

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)

	3 Months Ended		6 Months Ended		12 Months Ended
	June 30,		June 30		June 30,
	2012	2011	2012	2011	2012	2011
QUESTAR GAS
Natural gas volumes (MMdth)
Residential and commercial sales	13.4	19.3	57.0	68.2	102.1	110.9
Industrial sales	1.2	1.1	2.4	2.3	5.1	4.5
Transportation for industrial customers	14.8	11.1	30.4	25.3	57.6	55.1
Total industrial	16.0	12.2	32.8	27.6	62.7	59.6
Total deliveries	29.4	31.5	89.8	95.8	164.8	170.5

Natural gas revenue (per dth)
Residential and commercial sales	$8.48	$7.59	$8.09	$7.96	$7.94	$8.14
Industrial sales	4.92	6.06	5.27	6.09	5.64	6.14
Transportation for industrial customers	0.18	0.23	0.18	0.21	0.20	0.17
Temperatures - colder (warmer) than normal	(18%)	53%	(14%)	14%	(9%)	5%
Temperature-adjusted usage per customer (dth)	15.9	17.0	66.4	67.0	110.5	110.8
Customers at June 30, (thousands)	924	914

WEXPRO
Production volumes
Natural gas (Bcf)	14.3	11.8	29.3	24.5	55.3	49.6
Oil and NGL (Mbbl)	163	100	319	205	581	429
Oil and NGL sales price (per bbl)	$80.70	$90.33	$84.36	$85.71	$81.73	$75.92
Investment base at June 30, (in millions)	$517.7	$443.5

QUESTAR PIPELINE
Natural gas-transportation volumes (MMdth)
For unaffiliated customers	195.4	159.1	379.3	321.6	723.5	645.6
For Questar Gas	23.0	28.7	66.3	71.8	111.4	110.2
Total transportation	218.4	187.8	445.6	393.4	834.9	755.8

Transportation revenue (per dth)	$0.22	$0.26	$0.22	$0.25	$0.23	$0.25
Net firm-daily transportation demand at June 30, (Mdth)	4,969	4,987
Natural gas processing
NGL sales (Mbbl)	70	64	132	130	235	373
NGL sales price (per bbl)	$58.32	$78.23	$65.47	$73.87	$69.05	$61.54

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	June 30,	December 31,
	2012	2011	2011
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents	$—	$—	$11.6
Accounts and notes receivable, net	73.1	85.1	123.9
Unbilled gas accounts receivable	12.4	15.0	75.4
Inventories	59.3	40.2	66.0
Current regulatory assets	25.2	33.2	31.7
Prepaid expenses and other	9.7	9.0	10.7
Deferred income taxes - current	16.2	14.8	16.1
Total Current Assets	195.9	197.3	335.4
Property, Plant and Equipment	5,170.1	4,759.8	4,984.1
Accumulated depreciation, depletion and amortization	(1,959.3)	(1,825.5)	(1,885.7)
Net Property, Plant and Equipment	3,210.8	2,934.3	3,098.4
Investment in unconsolidated affiliate	27.1	27.4	27.3
Noncurrent regulatory and other assets	63.6	62.4	71.7
TOTAL ASSETS	$3,497.4	$3,221.4	$3,532.8

LIABILITIES AND COMMON SHAREHOLDERS' EQUITY
Current Liabilities
Checks outstanding in excess of cash balances	$11.8	$4.5	$—
Short-term debt	190.0	137.0	219.0
Accounts payable and accrued expenses	164.5	136.0	242.9
Current regulatory liabilities	5.1	24.8	15.4
Current portion of long-term debt and capital lease obligation	132.2	82.0	91.5
Total Current Liabilities	503.6	384.3	568.8
Long-term debt and capital lease obligation, less current portion	991.6	901.8	993.0
Deferred income taxes	561.0	536.5	500.2
Noncurrent regulatory and other liabilities	397.4	292.7	437.3
COMMON SHAREHOLDERS' EQUITY
Common Shareholders' Equity	1,043.8	1,106.1	1,033.5
TOTAL LIABILITIES AND COMMON SHAREHOLDERS' EQUITY	$3,497.4	$3,221.4	$3,532.8

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	6 Months Ended
	June 30,
	2012	2011
	(in millions)
OPERATING ACTIVITIES
Net income	$114.4	$110.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	93.6	83.1
Deferred income taxes	60.6	58.5
Share-based compensation	5.2	5.9
Net (gain) from asset sales	(2.6)	(0.1)
(Income) from unconsolidated affiliate	(1.8)	(1.9)
Distributions from unconsolidated affiliate and other	2.2	2.4
Changes in operating assets and liabilities	33.4	111.3
NET CASH PROVIDED BY OPERATING ACTIVITIES	305.0	369.4

INVESTING ACTIVITIES
Property, plant and equipment	(190.8)	(143.4)
Cash used in disposition of assets	(1.7)	(1.1)
Proceeds from disposition of assets	0.4	0.2
NET CASH USED IN INVESTING ACTIVITIES	(192.1)	(144.3)

FINANCING ACTIVITIES
Common stock	(53.0)	3.0
Change in short-term debt	(29.0)	(105.0)
Long-term debt and capital lease obligation repaid	(0.4)	(100.0)
Checks outstanding in excess of cash balances	11.8	4.5
Dividends paid	(57.8)	(54.1)
Tax benefits from share-based compensation	3.9	4.7
NET CASH USED IN FINANCING ACTIVITIES	(124.5)	(246.9)
Change in cash and cash equivalents	(11.6)	(21.8)
Beginning cash and cash equivalents	11.6	21.8
Ending cash and cash equivalents	$—	$—

QUESTAR CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding EBITDA, which is a non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful to investors because it provides an alternative method for assessing the Company's ongoing operating results. The Company's management uses this non-GAAP financial measure for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines EBITDA as net income (loss) before the following items: net (gain) loss from asset sales, interest expense, depreciation, depletion and amortization, abandonments and impairments, other special items and income taxes. Management believes EBITDA is an important measure of the Company's cash flow and liquidity, and a key measure for comparing the Company's financial performance to other companies.

The following table reconciles Questar's net income (loss) to EBITDA for the three months ended June 30, 2012:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$39.2	$(2.3)	$25.8	$16.1	$(0.4)
Depreciation, depletion and amortization	45.5	11.8	19.5	13.5	0.7
Net (gain) from asset sales	(0.4)	—	(0.3)	(0.1)	—
Interest expense	15.1	6.5	—	6.6	2.0
Income taxes	21.8	(1.5)	14.6	9.3	(0.6)
EBITDA	$121.2	$14.5	$59.6	$45.4	$1.7

The following table reconciles Questar's net income (loss) to EBITDA for the three months ended June 30, 2011:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$40.3	$0.4	$23.7	$16.6	$(0.4)
Depreciation, depletion and amortization	38.9	10.9	15.2	12.8	—
Interest expense	14.8	6.5	—	6.8	1.5
Income taxes	21.9	0.1	13.3	9.4	(0.9)
EBITDA	$115.9	$17.9	$52.2	$45.6	$0.2